EX-99.B-77Q1

SUB-ITEM 77Q1(a)-4: AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST OF IVY FUNDS:

Establishment and Designation of Series and Classes (Ivy Dividend Income Fund-- Class A, Class B, Class C and Class Y), dated April 30, 2003, filed with Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A (incorporated by reference herein).